Exhibit 35.1

SERVICER COMPLIANCE STATEMENT FOR

 COLLEGE LOAN CORPORATION TRUST I

March 10, 2008

College Loan Corporation

14303 Gateway Place

Poway, CA 92064

In connection with the Annual Report on Form 10-K of the College Loan Corporation Trust I for the fiscal year ending December 31, 2007 (the “Report”) and pursuant to Item 1123 of Regulation AB of the Securities and Exchange Commission, the undersigned, a duly authorized officer of the ACS Education Services Inc. (the “Servicer”), does hereby certify and represent as follows:

1.

A review of the activities and performance of the Servicer under the Agreement dated as of March 11, 2002, as amended, between the Servicer and College Loan Corporation Trust I (the “Servicing Agreement”) for the period that is the subject of the Report has been made under the supervision of the undersigned;

2.

To the best knowledge of the undersigned, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the period that is the subject of the Report; except for material noncompliance with servicing criteria 1122(d)(2)(ii) and 1122(d)(4)(iv). Related to criterion 1122(d)(2)(ii), disbursements made via wire transfers on behalf of an obligor to the lender were not made by authorized personnel. ACS Education Services did not maintain documented evidence that authorized personnel made disbursements via wire transfer on behalf of an obligor to the lender. While ACS Education Services management believes controls are in place which provide management reasonable assurance that wire transfers are made only by authorized personnel, documentation evidencing such was not available for a portion of the year ended December 31, 2007. Additional documentation (daily user access reports) is now retained to provide evidence of compliance with servicing criterion 1122(d)(2)(ii). Related to servicing criterion 1122(d)(4)(iv), certain payments on pool assets were posted to the obligor records more than two business days after receipt. For certain pool assets, the related transaction agreement states that payments are to be made within a mutually acceptable schedule; the referenced schedule has not been executed. ACS Education Services expects to execute a mutually acceptable schedule with the applicable lender that will specify payment posting and effective date time frames when payments received do not allow for the systematic posting within two days after receipt.

3.

To the best knowledge of the undersigned, based on such review, there have been no failures to fulfill any such obligation in any material respect, except for material noncompliance with servicing criteria 1122(d)(2)(ii) and 1122(d)(4)(iv). Related to criterion 1122(d)(2)(ii), disbursements made via wire transfers un behalf of an obligor to the lender were not made by authorized personnel. ACS Education Services did not maintain documented evidence that authorized personnel made disbursements via wire transfer on behalf of an obligor to the lender. While ACS Education Services management believes controls are in place which provide management reasonable assurance that wire transfers are made only by authorized personnel, documentation evidencing such was not available for a portion of the year ended December 31, 2007. Additional documentation (daily user access reports) is now retained to provide evidence of compliance with servicing criterion 1122(d)(2)(ii). Related to servicing criterion 1122(d)(4)(iv), certain payments on pool assets were posted to the obligor records more than two business days after receipt. For certain pool assets, the related transaction agreement states that payments are to be made within a mutually acceptable schedule; the referenced schedule has not been executed. ACS Education Services expects to execute a mutually acceptable schedule with the applicable lender that will specify payment posting and effective date time frames when payments received do not allow for the systematic posting within two days after receipt.

IN WITNESS WHEREOF, the undersigned has executed this Servicer Compliance Statement as of March 10, 2008.

ACS EDUCATION SERVICES, INC.

By:	/s/ Meta Gonzalez
Name: Meta Gonzalez
Title: Senior Vice President

ACS 2277 East 220th Street – Long Beach, CA 90810-1596 310 513 2700